UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2024

Bloomios, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-50026	87-4696476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Anacapa Street, Suite C

Santa Barbara, CA 93101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 222-6330

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2024, Barrett Evans resigned as Director, President, Chief Financial Officer and any and all other positions with the Company. Mr. Evans will, as a consultant, assist in the wind down of the Company. Mr. Evans decision was not related to any disagreements with the Company or its management on any matters relating to the Company’s operations, policies, or practices.

On March 29, 2024, Michael Hill resigned as Director, and Chief Executive Officer and any and all other positions with the Company. Mr. Hill will, as a consultant, assist in the wind down of the Company. Mr. Hills decision was not related to any disagreements with the Company or its management on any matters relating to the Company’s operations, policies, or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIOS, INC.

Date: March 29, 2024	By:	/s/ Michael Hill
Michael Hill
Chief Executive Officer

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